Exhibit 4.1

Execution Version

FOURTH SUPPLEMENTAL INDENTURE

Valaris Limited

and

the Guarantors named herein

SENIOR SECURED FIRST LIEN NOTES DUE 2028

FOURTH SUPPLEMENTAL INDENTURE

Dated as of August 19, 2022,

WILMINGTON SAVINGS FUND SOCIETY, FSB,

As Trustee and First Lien Collateral Agent

This FOURTH SUPPLEMENTAL INDENTURE, dated as of August 19, 2022 (this “Supplemental Indenture”), is among Valaris Limited, an exempted company incorporated under the laws of Bermuda with registration number 56245 (the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”) and Wilmington Savings Fund Society, FSB, as trustee and as first lien collateral agent (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company, the Guarantors and the Trustee entered into an Indenture, dated as of April 30, 2021 (as amended by that certain First Supplemental Indenture dated as of July 6, 2021, that certain Second Supplemental Indenture dated as of January 11, 2022, that certain Third Supplemental Indenture dated as of June 14, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of the Company’s Senior Secured First Lien Notes due 2028 (the “Notes”); and

WHEREAS, Section 9.02 of the Indenture provides, with exceptions not here applicable, that the Company, the Guarantors and the Trustee may amend or supplement the Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding; and

WHEREAS, pursuant to a solicitation of consents as set forth in the Consent Solicitation Statement of the Company dated August 15, 2022 (the “Consent Solicitation Statement”), the Holders of at least a majority in aggregate principal amount of the outstanding Notes have consented to the execution and delivery of this Supplemental Indenture, and the execution and delivery of this Supplemental Indenture is permitted by Section 9.02 of the Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a legal, valid and binding obligation of the Company according to its terms have been done.

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the of Notes, as follows:

ARTICLE ONE
RELATION TO INDENTURE; DEFINITIONS

Section 1.01 Relation to Indenture.

This Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.02 Definitions.

For all purposes of this Supplemental Indenture, capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Indenture.

Section 1.03 General References.

Unless otherwise specified or unless the context otherwise requires, (i) all references in this Supplemental Indenture to Articles and Sections refer to the corresponding Articles and Sections of this Supplemental Indenture and (ii) the terms “herein,” “hereof,” “hereunder” and any other word of similar import refer to this Supplemental Indenture.

ARTICLE TWO
AMENDMENTS TO INDENTURE

Section 4.07 and Section 4.10 of the Indenture are hereby amended and restated as set forth below in this Article Two. The amendments to the Indenture effected pursuant to this Article Two shall not become operative, and the Company shall not benefit from such amendments, until the Consent Fee (as defined in the Consent Solicitation Statement) is paid with respect to each Note for which a Consent Fee is payable pursuant to the terms of the Consent Solicitation Statement.

Section 2.01 Amendments to Definitions.

Section 1.01 (Definitions) of the Indenture is hereby amended by inserting or restating, as the case may be, each of the following definitions in its appropriate alphabetical position:

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that:

(1)        the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the specified Person during such period;

(2)        except to the extent includible in the net income (or loss) of the specified Person pursuant to the foregoing clause (1), the net income (or loss) of any other Person that accrued prior to the date that (a) such other Person becomes a Restricted Subsidiary of the specified Person or is merged into or consolidated with the specified Person or any of its Restricted Subsidiaries or (b) the assets of such other Person are acquired by the specified Person or any of its Restricted Subsidiaries, will be excluded;

(3)        the cumulative effect of a change in accounting principles will be excluded;

(4)        non-cash gains and losses due solely to fluctuations in currency values will be excluded;

(5)        goodwill write-downs or other non-cash impairments of assets will be excluded;

(6)        any unrealized gain (or loss) in respect of Hedging Obligations will be excluded;

(7)        gains or losses attributable to discontinued operations will be excluded; and

(8)        non-cash charges or expenses with respect to the grant of stock options, restricted stock or other equity compensation awards will be excluded.

“Fourth Supplemental Indenture” means the Fourth Supplemental Indenture to this Indenture, entered into among the Company, the existing Guarantors and the Trustee.

“Fourth Supplemental Indenture Effective Date” means the date of effectiveness of the Fourth Supplemental Indenture.

“Permitted Investments” means:

(1)        any Investment in the Company or in any Guarantor;

(2)        any Investment in cash or Cash Equivalents;

(3)        any Investment by the Company or any Guarantor in a Person, if as a result of such Investment:

(a)        such Person becomes a Guarantor; or

(b)        such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Guarantor;

(4)        any Investment made as a result of the receipt of non-cash consideration from (a) an Asset Sale, whether in a single transaction or a series of related transactions, of property or assets of the Company or any of the Restricted Subsidiaries, that was made pursuant to and in compliance with Section 4.10 or (b) a disposition of properties or assets that does not constitute an Asset Sale;

(5)        any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)        any Investments received in compromise or resolution of obligations of trade creditors or customers and any other settlement of amounts due that were incurred in the ordinary course of business of the Company or any of the Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer and any Investments obtained in exchange for any such Investments;

(7)        Investments represented by Hedging Obligations permitted by clause (6) of Section 4.09(b);

(8)        any guarantee of Indebtedness or other obligations of the Company or any Guarantor permitted to be incurred under this Indenture;

(9)        Investments that are in existence on the Issue Date, and any extension, modification or renewal thereof, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(10)        Investments acquired after the Issue Date as a result of the acquisition by the Company or any Restricted Subsidiary of another Person in compliance with this Indenture, including by way of a merger, amalgamation or consolidation, to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(11)        loans or advances referred to in clause (5) of Section 4.11(b);

(12)        Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any of the Restricted Subsidiaries;

(13)        Investments in any Joint Ventures (but not in any Unrestricted Subsidiary) of:

(x) Vessels and direct or indirect Equity Interests of Vessel owners, with an aggregate value not to exceed (A) with respect to any Investment of any Jackup Rigs or Equity Interests of Jackup Rig owners, 20% of the combined book value of all Jackup Rigs (calculated on the basis of the book value as of the Issue Date, with respect to any Jackup Rigs owned by the Company and any of its Subsidiaries as of the Issue Date, and as of the date of its acquisition, with respect to any Jackup Rig acquired after the Issue Date) owned by the Company and its wholly-owned Subsidiaries as of the date of any such Investment, and (B) with respect to any Investment of any Other Vessels or Equity Interests of Other Vessel owners, 20% of the combined book value of all Other Vessels (calculated on the basis of the book value as of the Issue Date, with respect to any Other Vessels owned by the Company and any of its Subsidiaries as of the Issue Date, and as of the date of its acquisition, with respect to any Other Vessels acquired after the Issue Date) owned by the Company and its wholly-owned Subsidiaries on the date of any such Investment, but in each case excluding the book value of all Vessels that constitute Excluded Vessels as of such date;

(y) cash and Cash Equivalents, in an amount not to exceed $175 million at any time outstanding or, following the Floater Restructuring Transaction, $125 million (at any such time, calculated on a net basis taking into account prepayments or repayments of loans or advances, but not payments of interest, fees, costs, expenses or premium, in each case with respect to any intercompany Indebtedness, and dividends and distributions in the form of cash or Cash Equivalents); and

(z) any Vessels on Schedule A operating in the Kingdom of Saudi Arabia as of the Issue Date in addition to four other Vessels identified by the Company in an Officers’ Certificate delivered to the Trustee, in each case as and to the extent required pursuant to the KSA Commercial Maritime Law, but only to the extent that (i) the Company is not able, using its commercially reasonable efforts, to obtain an exemption from such law as to any such Vessel, and (ii) compliance with such law as to any such Vessel cannot be achieved by any other means that do not require the payment of material costs or expenses or the incurrence of material additional obligations, which are materially adverse to the Company and the Collateral, taken as whole, as compared with transfer of any such Vessel to a Joint Venture, including through the use of a bareboat charter of such Vessel to a joint venture controlled or majority-owned by a Saudi national; and provided that in the event of any such Investment of any such Vessels, (A) any cash and Cash Equivalents received by the Company or any of its Subsidiaries in respect thereof shall be treated as Net Proceeds and shall be subject to the provisions of Section 4.10(c), and (B) for the avoidance of doubt, any Equity Interests or Indebtedness received by the Company or any of its Subsidiaries in respect thereof shall be deemed to constitute Other JV Related Assets; provided that the Company or the applicable Restricted Subsidiary shall use its commercially reasonable efforts to ensure that all Other JV Related Assets related to the applicable Joint Venture are included in the Collateral;

(14)        Investments in the ordinary course of business and consistent with past practice (x) in Restricted Subsidiaries, consisting of inventory, spare parts and equipment, and cash or Cash Equivalents to fund operating and administrative expenses (including taxes), maintenance capital expenditures and intercompany interest of the transferee Restricted Subsidiary, and (y) in Joint Ventures, consisting of spare parts and equipment; provided that in each case, and notwithstanding anything in the Agreed Security Principles to the contrary, except for Investments of inventory and assets with a book value equal to or less than $100,000, such Investments shall be subject to the Global Intercompany Note, which shall be deemed to be an Instrument as defined under the U.S. Security Agreement, provided that no such Investments may be made pursuant to this clause (14) unless they are subject to the Global Intercompany Note;

(15)        Investments of cash and Cash Equivalents (i) in any Joint Venture in existence as of the Issue Date, to the extent required by the applicable joint venture agreement (as such joint venture agreement exists on the Issue Date); (ii) in any other Joint Venture described in clause (x) of the definition thereof (other than a Joint Venture that is the owner of a Silo Vessel (or a Vessel that would be a Silo Vessel if it were owned by a Subsidiary), in an amount not to exceed $5 million at any time outstanding in respect of such Investments in such other Joint Venture, to the extent required by the applicable joint venture agreement; or (iii) in any other Joint Venture described in clause (y) of the definition thereof, in an amount not to exceed $100,000 at any time outstanding in respect of such Investments in such other Joint Venture, to the extent required by the applicable joint venture agreement;

(16)        Investments of cash and Cash Equivalents in Restricted Subsidiaries that are not Guarantors in an aggregate amount not to exceed $1 million at any time outstanding;

(17)        the Investments contemplated by Sections 11.13(c) and (d) as and to the extent permitted therein;

(18)        following the consummation of the Floater Restructuring Transaction in accordance with Section 11.13, Investments by the Company or any of its Restricted Subsidiaries in the Unrestricted Floater Subsidiary of Other Vessels; provided that immediately after giving pro forma effect to any such Investment, the Adjusted Interest Coverage Ratio for the Company and its Restricted Subsidiaries would be equal to or greater than 2.0 to 1.0;

(19)        any repurchase, redemption, defeasance or other acquisition or retirement for value of the Notes; and

(20)        any Investment (excluding Investment of any Vessel and any Equity Interest or Indebtedness of any owner of any Vessel) by the Company or a Restricted Subsidiary in an amount not to exceed the greater of (x) $175 million (or, following the Floater Restructuring Transaction, $50 million) and (y) 6.5% of Total Assets, at any time outstanding;

provided that notwithstanding anything to the contrary contained in this Indenture, neither the Company nor any of its Restricted Subsidiaries may make any Investment of any (v) accounts receivable, (w) promissory notes or other intercompany Indebtedness, (x) ARO JV Related Assets, (y) Other JV Related Assets, or (z) any Equity Interest or Indebtedness of any owner of any of such assets, in or to any Unrestricted Subsidiary, Joint Venture or any other non-wholly owned Subsidiary.

Section 2.02 Amendments to Limitation on Restricted Payments.

Section 4.07 (Limitation on Restricted Payments) of the Indenture is hereby amended by deleting such section in its entirety and replacing it with the following:

SECTION 4.07 Limitation on Restricted Payments.

(a)                 The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

(1)        declare or pay any dividend or make any other payment or distribution on account of Equity Interests of the Company or any Restricted Subsidiary (including, without limitation, any payment in connection with any merger, consolidation or amalgamation involving the Company or any of the Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of the Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (A) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of Equity Interests issued by a Restricted Subsidiary other than a wholly-owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2)        purchase, repurchase, redeem, retire or otherwise acquire for value (including, without limitation, in connection with any merger, consolidation or amalgamation involving the Company) any Equity Interests of the Company held by any Person (other than any such Equity Interests held by the Company or any Guarantor ) or any Equity Interests of any Restricted Subsidiary held by an Affiliate of the Company (other than Equity Interests held by the Company or any Guarantor) (in each case other than in exchange for Equity Interests of the Company that do not constitute Disqualified Stock);

(3)        make any principal or premium payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Junior Debt (excluding (a) interest payments on any Indebtedness, (b) any intercompany Indebtedness between or among the Company and any of the Restricted Subsidiaries, (c) any such Indebtedness repaid, acquired or retired for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of payment, acquisition or retirement, (d) a payment of principal at the Stated Maturity of any such Indebtedness) and (e) payments with respect to revolving Credit Facilities entered into after the Issue Date in accordance with the terms of this Indenture and as to which the Indebtedness outstanding thereunder was at the time of its Incurrence permitted by the terms of this Indenture to be so Incurred); or

(4)        make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) being collectively referred to as “Restricted Payments”); unless at the time of such Restricted Payment:

(i)        no Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, and

(ii)        the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Fourth Supplemental Indenture Effective Date (other than Restricted Payments made pursuant to clauses (2) through (10) of the next paragraph), does not exceed the sum (the “Restricted Payments Basket”) of (without duplication):

(a)        50.0% of Consolidated Net Income of the Company for the period (taken as one accounting period) commencing on July 1, 2022 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100.0% of such deficit), plus

(b)        100.0% of (A) (i) the aggregate net cash proceeds and (ii) the Fair Market Value (as determined by a Financial Officer of the Company) of (x) marketable securities (other than marketable securities of the Company), (y) Capital Stock of a Person (other than the Company or a Subsidiary of the Company) engaged in a Permitted Business and (z) other assets used in any Permitted Business, received by the Company or its Restricted Subsidiaries after the Fourth Supplemental Indenture Effective Date, in each case as a contribution to the Company’s or its Restricted Subsidiaries’ common equity capital or from the issue or sale of Capital Stock (other than Disqualified Stock) of the Company or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Capital Stock (other than Disqualified Stock or Capital Stock or debt securities sold to a Subsidiary of the Company), and (B) the aggregate net cash proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon any conversion or exchange described in clause (A) above, plus

(c)        in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment after the Fourth Supplemental Indenture Effective Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to 100.0% of the aggregate amount received by the Company or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof as determined by a Financial Officer of the Company) as the return of capital with respect to such Investment, plus

(d)        upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the Fair Market Value (as determined by a Financial Officer of the Company) of the Company’s proportionate interest in such Subsidiary immediately following such redesignation, and (ii) the aggregate amount of the Company’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

(b)                The provisions of Section 4.07(a) will not prohibit:

(1)        the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or the date of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;

(2)        so long as no Event of Default has occurred and is continuing or would occur as a result thereof, the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company;

(3)        the repurchase, redemption, defeasance or other acquisition or retirement for value of Junior Debt with the net cash proceeds from a substantially concurrent Incurrence of Permitted Refinancing Indebtedness;

(4)        so long as no Event of Default has occurred and is continuing or would occur, the repurchase, redemption, cancellation, or other acquisition or retirement for value of, or agreement to do any of the foregoing with respect to, any Equity Interests of the Company or any Restricted Subsidiary granted pursuant to any Management Incentive Plan Award; provided that the aggregate price paid for all such repurchased, redeemed, cancelled, acquired or retired Equity Interests may not exceed $2 million in any twelve-month period (with any portion of such $2 million that is unused in any twelve-month period to be carried forward to successive twelve-month periods and added to such amount, but with an overall limit in any twelve-month period of $3 million);

(5)        (a) the purchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise or conversion of stock options, warrants, rights to acquire Equity Interests or other convertible securities, to the extent such Equity Interests represent a portion of the exercise or conversion price thereof, and (b) the purchase, redemption, net-settlement, or other acquisition or retirement for value of Equity Interests of the Company or any Restricted Subsidiary held by any current or former officer, director or employee of the Company or any Restricted Subsidiary in connection with the exercise, vesting or settlement of any equity compensation (including, without limitation, any Management Incentive Plan Awards or other stock option, restricted stock or phantom stock award), in each case in this clause (b), solely in order to satisfy any tax withholding obligation with respect to such exercise, vesting or settlement;

(6)        any purchase, redemption, defeasance or other acquisition or retirement of any Junior Debt from proceeds of an Asset Sale or in the event of a Change of Control, in each case only if prior to or simultaneously with such purchase, redemption, defeasance or other acquisition or retirement, the Company or a Restricted Subsidiary has made the Asset Sale Offer or Change of Control Offer, as applicable, as provided in this Indenture and has completed the repurchase of all Notes validly tendered for payment in connection with such Asset Sale Offer or Change of Control Offer in accordance with the requirements of this Indenture;

(7)        so long as no Event of Default has occurred and is continuing or would occur as a result thereof, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Preferred Stock of any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with Section 4.09;

(8)        cash payments in lieu of the issuance of fractional shares, or payments to dissenting stockholders (a) pursuant to applicable law or (b) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by this Indenture;

(9)        so long as no Event of Default has occurred and is continuing or would occur as a result thereof, any Restricted Payment (excluding the Investment of any Vessel and any Equity Interest or Indebtedness of any owner of any Vessel) so long as the amount of such Restricted Payment, together with the aggregate amount of all other Restricted Payments made under this clause (9) since the Issue Date, does not exceed $175 million (or, following the Floater Restructuring Transaction, does not exceed $50 million); and

(10)        Restricted Payments in an aggregate amount not to exceed the amount of Declined Excess Proceeds.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value (as determined by a Financial Officer of the Company) on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (10) of this Section 4.07(b) or is permitted pursuant to Section 4.07(a) or as a Permitted Investment, the Company will be permitted to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this Section 4.07. For the avoidance of doubt, this Section 4.07 will not restrict the making of any “AHYDO catch up payment” with respect to, and required by the terms of, any Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the terms of this Indenture.

Section 2.03 Amendments to Limitation on Asset Sales.

Section 4.10 (Limitation on Asset Sales) of the Indenture is hereby amended by deleting such section in its entirety and replacing it with the following:

SECTION 4.10 Limitation on Asset Sales.

(a)                 The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale unless:

(1)        the Company or the Restricted Subsidiary, as the case may be, receives or will receive, at the consummation of such Asset Sale, consideration at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)        at least 75% of the consideration received in such Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents;

provided that the foregoing requirements shall not apply with respect to any Involuntary Transfer.

(b)                For purposes of Section 4.10(a), each of the following will be deemed to be cash:

(1)        any Indebtedness or other liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed, repaid or retired by the transferee of any such assets so long as the Company or such Restricted Subsidiary is released from further liability in respect thereof; and

(2)        any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are, within 180 days after receipt thereof, converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion.

(c)                 Within 365 days after the receipt of any Net Proceeds (including, without limitation, an Involuntary Transfer), the Company or the applicable Restricted Subsidiary, as the case may be, may apply such Net Proceeds at its option to any combination of the following:

(1)        to purchase, repay or prepay First Lien Debt; provided that if any such purchase, repayment or prepayment is made pursuant to this clause (1), the Company or the applicable Restricted Subsidiary shall equally and ratably repay or offer to repay Notes as provided in Section 3.07 through open-market purchases (to the extent such purchases are at or above 100% of the principal amount there-of) or by making an offer to Holders in accordance with the procedures set forth in Section 3.09 and this Section 4.10 for an Asset Sale Offer;

(2)       to acquire all or substantially all of the assets of, or any Capital Stock of, any Person primarily engaged in a Permitted Business, if, in the case of any such acquisition of Capital Stock, such Person is or becomes a Restricted Subsidiary as a result of such acquisition;

(3)        to make a capital expenditure (other than a maintenance capital expenditure) that is used or useful in a Permitted Business; or

(4)        to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business (including, without limitation, Vessels, related assets and the payment of any related Ready for Sea Costs) or make any deposit, installment or progress payment in respect of such assets or payment of any related Ready for Sea Costs, provided that (x) a binding commitment made within the 365-day period described above by the Company or the applicable Restricted Subsidiary to apply Net Proceeds in accordance with clauses (2), (3) and/or (4) above shall satisfy the requirements of such clauses with respect to such Net Proceeds so long as such Net Proceeds are actually so applied within 545 days from the receipt thereof from such Asset Sale and (y) if all or any portion of the assets sold or transferred in such Asset Sale constituted Collateral, in the case of any application of Net Proceeds pursuant to clause (2), (3) or (4) above, the Company shall, or shall cause the applicable Restricted Subsidiary to, as provided in Section 11.01(f)(ii), subject to the Agreed Security Principles, pledge any assets (including, without limitation, any acquired Capital Stock) acquired with such Net Proceeds to secure the Notes Obligations on a first-priority secured basis pursuant to the Collateral Documents in accordance with this Indenture.

(d)                Pending the final application of any Net Proceeds, the Company or the applicable Restricted Subsidiary may apply the Net Proceeds to temporarily reduce outstanding revolving credit Indebtedness of the Company or any of the Restricted Subsidiaries, respectively, or invest the Net Proceeds in cash and Cash Equivalents.

(e)                 Any Net Proceeds that are not applied or invested as provided in Section 4.10(c) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25 million, the Company shall, within 10 Business Days thereof, make an offer (an “Asset Sale Offer”) in accordance with Section 3.09 to all Holders and holders of any other First Lien Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem such First Lien Debt with the proceeds of sales of assets to purchase, prepay or redeem the Notes and such other First Lien Debt on a pro rata basis in an aggregate principal amount equal to the Excess Proceeds. The repurchase date in any Asset Sale Offer shall be specified by the Company, which date will be no earlier than 30 days and no later than 60 days from the date the notice of such Asset Sale Offer is delivered. The offer price in any Asset Sale Offer will be equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid cash interest and Additional Amounts, if any, together with an amount of cash equal to all accrued and unpaid PIK Interest to, but not including, the date of purchase, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, and will be payable in cash; provided that if the Asset Sale Offer is occurring as the result of an Asset Sale involving any of the ARO JV Related Assets or any of the Equity Interests held by the Valaris ARO Shareholder, then the applicable offer price will instead be equal to the sum of (i) the lesser of (A) 103% of the aggregate principal amount of the Notes and (B) the applicable redemption price for the Notes (expressed as percentages of principal amount) pursuant to Section 3.07 that the Company would have had to pay if it had elected to redeem Notes at such time, plus (ii) accrued and unpaid cash interest and Additional Amounts, if any, together with an amount of cash equal to all accrued and unpaid PIK Interest to, but not including, the date of purchase. If any Excess Proceeds remain after consummation of an Asset Sale Offer (“Declined Excess Proceeds”), the Company and the Restricted Subsidiaries may use those Declined Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes or other First Lien Debt tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company will select the Notes and other First Lien Debt for purchase on a pro rata basis unless otherwise required by law or applicable stock exchange or Depository requirements (with such adjustments as may be deemed appropriate by the Company so that only Notes and other First Lien Debt in denominations of $1.00 and integral multiples of $1.00 in excess thereof will be outstanding after such purchase). For the purposes of calculating the principal amount of any such Indebtedness not denominated in U.S. dollars, such Indebtedness shall be calculated by converting any such principal amounts into their Dollar Equivalent determined as of the Business Day immediately prior to the date on which the Asset Sale Offer is announced. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(f)                  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those requirements, laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

(g)                The provisions of this Section 4.10 with respect to the Company’s obligation to make an Asset Sale Offer as a result of an Asset Sale may be waived or modified at any time with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.

(h)                Anything in this Indenture to the contrary notwithstanding, in no event shall (i) the Company or any Restricted Subsidiary sell, transfer or otherwise dispose of a Vessel to (x) an Unrestricted Subsidiary, other than the transfer of Other Vessels to the Unrestricted Floater Subsidiary as and to the extent permitted by this Indenture, or (y) an Excluded Subsidiary that is an Excluded Subsidiary pursuant to clause (a) of the definition thereof or (ii) any Restricted Subsidiary that is an Excluded Subsidiary pursuant to clause (a) of the definition thereof acquire a Vessel.

ARTICLE THREE
MISCELLANEOUS

Section 3.01 Effectiveness of Supplemental Indenture.

This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee.

Section 3.02 Certain Trustee Matters.

Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 3.03 Ratification of Obligations.

Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

Section 3.04 Governing Law.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.05 Counterparts.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. Signature of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed and delivered as of the date first above written.

VALARIS LIMITED, as the Company

By:	/s/ Darin Gibbins
	Name:	Darin Gibbins
	Title:	Vice President, Investor
Relations and Treasurer

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Trustee and First Lien Collateral Agent,

By:	/s/ Geoffrey J. Lewis
	Name:	Geoffrey J. Lewis
	Title:	Vice President

[Signature Page to Fourth Supplemental Indenture]

GUARANTORS:

ATLANTIC MARITIME SERVICES LLC

By:	/s/ Ben Rose
	Name:	Ben Rose
	Title:	Vice President and Treasurer

ROWANDRILL, LLC

By:	/s/ Kevin Klein
	Name:	Kevin Klein
	Title:	Vice President and Treasurer

ROWAN MARINE SERVICES, LLC

By:	/s/ Christian Ochoa
	Name:	Christian Ochoa
	Title:	Vice President and Secretary

ENSCO DRILLING MEXICO LLC
ENSCO OFFSHORE LLC

By:	/s/ Christian Ochoa
	Name:	Christian Ochoa
	Title:	Vice President and Treasurer

ENSCO HOLDING COMPANY
ENSCO INTERNATIONAL INCORPORATED
ENSCO OFFSHORE INTERNATIONAL LLC
INTERNATIONAL TECHNICAL SERVICES LLC

By:	/s/ Christian Ochoa
Name:Christian Ochoa
Title:Vice President - Treasurer

[Signature Page to Fourth Supplemental Indenture]

ENSCO DEEPWATER USA II LLC
ENSCO OCEANICS COMPANY LLC
ENSCO ASIA COMPANY LLC

By:	/s/ Nicolas Jaciuk
	Name:	Nicolas Jaciuk
	Title:	President

OFFSHORE DRILLING SERVICES LLC

By:	/s/ Nicolas Jaciuk
	Name:	Nicolas Jaciuk
	Title:	Manager

ROWAN SERVICES LLC

By:	/s/ Christian Ochoa
	Name:	Christian Ochoa
	Title:	Vice President and Secretary

ENSCO INCORPORATED

By:	/s/ Christian Ochoa
	Name:	Christian Ochoa
	Title:	Vice President - Treasurer

ENSCO CORPORATE RESOURCES LLC

By:	/s/ Darin Gibbins
	Name:	Darin Gibbins
	Title:	Vice President

PRIDE INTERNATIONAL LLC

By:	/s/ Christian Ochoa
	Name:	Christian Ochoa
	Title:	President

[Signature Page to Fourth Supplemental Indenture]

ROWAN COMPANIES, LLC

By:	/s/ Jonathan P. Cross
	Name:	Jonathan P. Cross
	Title:	President

PRIDE INTERNATIONAL MANAGEMENT COMPANY LP

By:	Ensco International Management GP LLC
Its:	General Partner

By:	/s/ Nicolas Jaciuk
	Name:	Nicolas Jaciuk
	Title:	President

ENSCO INVESTMENTS LLC

By:	/s/ Peter Wilson
	Name:	Peter Wilson
	Title:	Manager

ENSCO MARITIME LIMITED as a Guarantor

By:	/s/ Kevin Klein
	Name:	Kevin Klein
	Title:	Director

ENSCO DO BRASIL PETRÓLEO E GÁS LTDA.
ENSCO OFFSHORE PETRÓLEO E GÁS LTDA.

By:	/s/ Carmen Gomes Romero Gullo
	Name:	Carmen Gomes Romero Gullo
	Title:	Marketing Director

[Signature Page to Fourth Supplemental Indenture]

PRIDE GLOBAL II LTD.

By:	/s/ Kevin Klein
	Name:	Kevin Klein
	Title:	Director

ENSCO MANAGEMENT CORP.

By:	/s/ Abhay M. Shetty
	Name:	Abhay M. Shetty
	Title:	Director

ENSCO GLOBAL IV LTD.

By:	/s/ Nicolas Jaciuk
	Name:	Nicolas Jaciuk
	Title:	Director

ENSCO INTERNATIONAL LTD.

By:	/s/ Jonathan P. Cross
	Name:	Jonathan P. Cross
	Title:	Director

ALPHA ACHIEVER COMPANY

By:	/s/ Nicolas Jaciuk
	Name:	Nicolas Jaciuk
	Title:	Director

ALPHA ADMIRAL COMPANY

By:	/s/ Nicolas Jaciuk
	Name:	Nicolas Jaciuk
	Title:	Director

[Signature Page to Fourth Supplemental Indenture]

ALPHA ARCHER COMPANY

By:	/s/ Nicolas Jaciuk
	Name:	Nicolas Jaciuk
	Title:	Director

ALPHA AURORA COMPANY

By:	/s/ Nicolas Jaciuk
	Name:	Nicolas Jaciuk
	Title:	Director

ALPHA ORCA COMPANY

By:	/s/ Nicolas Jaciuk
	Name:	Nicolas Jaciuk
	Title:	Director

ENSCO DRILLING I LTD.

By:	/s/ Jonathan P. Cross
	Name:	Jonathan P. Cross
	Title:	Director

ENSCO OCEAN 2 COMPANY

By:	/s/ Nicolas Jaciuk
	Name:	Nicolas Jaciuk
	Title:	Director

ENSCO OFFSHORE INTERNATIONAL COMPANY

By:	/s/ Nicolas Jaciuk
	Name:	Nicolas Jaciuk
	Title:	Director

[Signature Page to Fourth Supplemental Indenture]

ENSCO OVERSEAS LIMITED

By:	/s/ Kevin Klein
	Name:	Kevin Klein
	Title:	Director

ENSCO TRANSNATIONAL I LTD.

By:	/s/ Kevin Klein
	Name:	Kevin Klein
	Title:	Director

ENSCO ENDEAVORS LIMITED

By:	/s/ Peter Wilson
	Name:	Peter Wilson
	Title:	President

ENSCO DEVELOPMENT LIMITED

By:	/s/ Nicolas Jaciuk
	Name:	Nicolas Jaciuk
	Title:	Director

ENSCO OCEANICS INTERNATIONAL COMPANY

By:	/s/ Abhay M. Shetty
	Name:	Abhay M. Shetty
	Title:	Director

ENSCO GLOBAL II LTD.

By:	/s/ Colleen W. Grable
	Name:	Colleen W. Grable
	Title:	Director

[Signature Page to Fourth Supplemental Indenture]

RDC ARABIA DRILLING, INC.

By:	/s/ Colleen W. Grable
	Name:	Colleen W. Grable
	Title:	Director

ATWOOD OFFSHORE WORLDWIDE LIMITED

By:	/s/ Abhay M. Shetty
	Name:	Abhay M. Shetty
	Title:	Director

ENSCO LIMITED

By:	/s/ Nicolas Jaciuk
	Name:	Nicolas Jaciuk
	Title:	Director

ENSCO VISTAS LIMITED

By:	/s/ David A. Armour
	Name:	David A. Armour
	Title:	Director

ENSCO (BARBADOS) LIMITED

By:	/s/ Nicolas Jaciuk
	Name:	Nicolas Jaciuk
	Title:	Director

ENSCO TRANSNATIONAL III LTD.

By:	/s/ Kevin Klein
	Name:	Kevin Klein
	Title:	Director

[Signature Page to Fourth Supplemental Indenture]

ENSCO GLOBAL LIMITED

By:	/s/ Peter Wilson
	Name:	Peter Wilson
	Title:	Director

PACIFIC OFFSHORE LABOR COMPANY

By:	/s/ Nicolas Jaciuk
	Name:	Nicolas Jaciuk
	Title:	Director

ALPHA OFFSHORE DRILLING SERVICES COMPANY

By:	/s/ Abhay M. Shetty
	Name:	Abhay M. Shetty
	Title:	Director

ATWOOD OCEANICS PACIFIC LIMITED

By:	/s/ Abhay M. Shetty
	Name:	Abhay M. Shetty
	Title:	Director

ENSCO ASSOCIATES COMPANY

By:	/s/ David A. Armour
	Name:	David A. Armour
	Title:	Director

ROWAN DRILLING (TRINIDAD) LIMITED

By:	/s/ Kevin Klein
	Name:	Kevin Klein
	Title:	Director

[Signature Page to Fourth Supplemental Indenture]

ROCAL CAYMAN LIMITED

By:	/s/ Colleen W. Grable
	Name:	Colleen W. Grable
	Title:	Director

RCI INTERNATIONAL, INC.

By:	/s/ Colleen W. Grable
	Name:	Colleen W. Grable
	Title:	Director

ENSCO OFFSHORE INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Jonathan P. Cross
	Name:	Jonathan P. Cross
	Title:	Director

ENSCO UNIVERSAL HOLDINGS I LTD.

By:	/s/ Jonathan P. Cross
	Name:	Jonathan P. Cross
	Title:	Director

ENSCO UNIVERSAL HOLDINGS II LTD.

By:	/s/ Colleen W. Grable
	Name:	Colleen W. Grable
	Title:	Director

ENSCO CAPITAL LIMITED

By:	/s/ Peter Wilson
	Name:	Peter Wilson
	Title:	Director

[Signature Page to Fourth Supplemental Indenture]

Ralph Coffman Luxembourg S.à r.l.
as Guarantor

By:	/s/ Kevin Klein
	Name:	Kevin Klein
	Title:	Class A Manager and authorized signatory

Rowan Rigs S.à r.l.
as Guarantor

By:	/s/ Kevin Klein
	Name:	Kevin Klein
	Title:	Class A Manager and authorized signatory

Rowan Offshore Luxembourg S.à r.l.
as Guarantor

By:	/s/ Kevin Klein
	Name:	Kevin Klein
	Title:	Class A Manager and authorized signatory

RDC Holdings Luxembourg S.à r.l.
as Guarantor

By:	/s/ Kevin Klein
	Name:	Kevin Klein
	Title:	Class A Manager and authorized signatory

Rowan International Rig Holdings S.à r.l.
as Guarantor

By:	/s/ Kevin Klein
	Name:	Kevin Klein
	Title:	Class A Manager and authorized signatory

[Signature Page to Fourth Supplemental Indenture]

RDC Offshore Luxembourg S.à r.l.
as Guarantor

By:	/s/ Kevin Klein
	Name:	Kevin Klein
	Title:	Class A Manager and authorized signatory

RDC MALTA LIMITED

By:	/s/ Colleen W. Grable
	Name:	Colleen W. Grable
	Title:	Director

RDC OFFSHORE MALTA LIMITED

By:	/s/ Colleen W. Grable
	Name:	Colleen W. Grable
	Title:	Director

MANATEE LIMITED

By:	/s/ Colleen W. Grable
	Name:	Colleen W. Grable
	Title:	Director

By:	/s/ Kevin Klein
	Name:	Kevin Klein
	Title:	Director

[Signature Page to Fourth Supplemental Indenture]

MANTA RAY LIMITED

By:	/s/ Colleen W. Grable
	Name:	Colleen W. Grable
	Title:	Director

By:	/s/ Kevin Klein
	Name:	Kevin Klein
	Title:	Director

ENSCO OFFSHORE INTERNATIONAL INC.

By:	/s/ Nicolas Jaciuk
	Name:	Nicolas Jaciuk
	Title:	Director

ENSCO JERSEY FINANCE LIMITED

By:	/s/ Jonathan P. Cross
	Name:	Jonathan P. Cross
	Title:	Director

ENSCO GLOBAL GMBH

By:	/s/ Jaciuk, Nicolas
	Name:	Jaciuk, Nicolas
	Title:	Managing Officer of ENSCO Global GmbH

ENSCO INTERCONTINENTAL GMBH

By:	/s/ Jaciuk, Nicolas
	Name:	Jaciuk, Nicolas
	Title:	Managing Officer of Ensco Intercontinental GmbH

[Signature Page to Fourth Supplemental Indenture]

ENSCO WORLDWIDE GMBH

By:	/s/ Jaciuk, Nicolas
	Name:	Jaciuk, Nicolas
	Title:	Managing Officer of ENSCO Worldwide GmbH

ROWAN COMPANIES LIMITED

By:	/s/ Jonathan P. Cross
	Name:	Jonathan P. Cross
	Title:	Director

ENSCO HOLDCO LIMITED

By:	/s/ Peter Wilson
	Name:	Peter Wilson
	Title:	Director

ENSCO OFFSHORE U.K. LIMITED

By:	/s/ Peter Wilson
	Name:	Peter Wilson
	Title:	Director

ENSCO SERVICES LIMITED

By:	/s/ Peter Wilson
	Name:	Peter Wilson
	Title:	Director

ENSCO UK DRILLING LIMITED

By:	/s/ Peter Wilson
	Name:	Peter Wilson
	Title:	Director

[Signature Page to Fourth Supplemental Indenture]

ENSCO U.K. LIMITED

By:	/s/ Peter Wilson
	Name:	Peter Wilson
	Title:	Director

ENSCO UNIVERSAL LIMITED

By:	/s/ Peter Wilson
	Name:	Peter Wilson
	Title:	Director

ENSCO DEEPWATER DRILLING LIMITED

By:	/s/ Peter Wilson
	Name:	Peter Wilson
	Title:	Director

ENSCO TRANSCONTINENTAL II LP

By:	ENSCO Transcontinental II LLC
Its:	General Partner

By:	/s/ Christian Ochoa
	Name:	Christian Ochoa
	Title:	Manager

ENSCO GLOBAL RESOURCES LIMITED

By:	/s/ Peter Wilson
	Name:	Peter Wilson
	Title:	Director

ROWAN NO. 1 LIMITED

By:	/s/ Peter Wilson
	Name:	Peter Wilson
	Title:	Director

[Signature Page to Fourth Supplemental Indenture]

ROWAN NO. 2 LIMITED

By:	/s/ Peter Wilson
	Name:	Peter Wilson
	Title:	Director

ROWAN DRILLING (U.K.) LIMITED

By:	/s/ Peter Wilson
	Name:	Peter Wilson
	Title:	Director

[Signature Page to Fourth Supplemental Indenture]

Guarantor

Executed and delivered as a deed on behalf of
RD INTERNATIONAL SERVICES PTE. LTD.
in accordance with
Section 41B of the Companies Act, Chapter 50 of Singapore

/s/ Stephen Fordham
Name: Stephen Fordham
Director

Guarantor

Executed and delivered as a deed on behalf of
ENSCO ASIA PACIFIC PTE. LIMITED
in accordance with
Section 41B of the Companies Act, Chapter 50 of Singapore

/s/ Abhay Muddanna Shetty
Name: Abhay Muddanna Shetty
Director

Guarantor

Executed and delivered as a deed on behalf of
PETROLEUM INTERNATIONAL PTE. LTD.
in accordance with
Section 41B of the Companies Act, Chapter 50 of Singapore

/s/ Abhay Muddanna Shetty
Name: Abhay Muddanna Shetty
Director

[Signature Page to Fourth Supplemental Indenture]

ENSCO (MYANMAR) LIMITED

By:	/s/ Abhay M. Shetty
	Name:	Abhay M. Shetty
	Title:	Director

ENSCO ARABIA CO. LTD.

By:	/s/ Edward B. Cozier II
	Name:	Edward B. Cozier II
	Title:	General Manager

ENSCOROWAN GHANA DRILLING LIMITED

By:	/s/ Christian Ochoa
	Name:	Christian Ochoa
	Title:	Director

[Signature Page to Fourth Supplemental Indenture]

Executed as a deed by ENSCO
AUSTRALIA PTY LIMITED in
accordance with section 127 of the
Corporations Act 2001 (Cth) by:

/s/ Nicolas Jaciuk	/s/ Abhay M. Shetty

Nicolas Jaciuk	Abhay M. Shetty

[Signature Page to Fourth Supplemental Indenture]

Executed as a deed by ATWOOD
AUSTRALIAN WATERS DRILLING
PTY LTD in accordance with section 127 of
the Corporations Act 2001 (Cth) by:

/s/ Nicolas Jaciuk	/s/ Abhay M. Shetty

Signature of director	Signature of director

Nicolas Jaciuk	Abhay M. Shetty

Name of director	Name of director

[Signature Page to Fourth Supplemental Indenture]

Executed as a deed by ATWOOD
OCEANICS AUSTRALIA PTY LIMITED
in accordance with section 127 of the
Corporations Act 2001 (Cth) by:

/s/ Nicolas Jaciuk	/s/ Abhay M. Shetty

Signature of director	Signature of director

Nicolas Jaciuk	Abhay M. Shetty

Name of director	Name of director

[Signature Page to Fourth Supplemental Indenture]

ROWAN FINANCIAL HOLDINGS S.À R.L.

By:	/s/ Kevin Klein
	Name:	Kevin Klein
	Title:	Manager A

By:	/s/ Ludovic Trogliero
	Name:	Ludovic Trogliero
	Title:	Manager B

ROWAN 240C#3, INC.

By:	/s/ Colleen Grable
	Name:	Colleen Grable
	Title:	Director

RALPH COFFMAN CAYMAN LIMITED

By:	/s/ Colleen Grable
	Name:	Colleen Grable
	Title:	Director

GREAT WHITE SHARK LIMITED

By:	/s/ Kevin Klein
	Name:	Kevin Klein
	Title:	Director

GREEN TURTLE LIMITED

By:	/s/ Kevin Klein
	Name:	Kevin Klein
	Title:	Director

[Signature Page to Fourth Supplemental Indenture]

ROWAN DRILLING (GIBRALTAR) LIMITED

By:	/s/ Kevin Klein
	Name:	Kevin Klein
	Title:	Director

ROWAN OFFSHORE (GIBRALTAR) LIMITED

By:	/s/ Kevin Klein
	Name:	Kevin Klein
	Title:	Director

ROWAN N-CLASS (GIBRALTAR) LIMITED

By:	/s/ Kevin Klein
	Name:	Kevin Klein
	Title:	Director

ROWAN NORWAY LIMITED

By:	/s/ Kevin Klein
	Name:	Kevin Klein
	Title:	Director

RALPH COFFMAN LIMITED

By:	/s/ Christian Ochoa
	Name:	Christian Ochoa
	Title:	Director

MARINE BLUE LIMITED

By:	/s/ Christian Ochoa
	Name:	Christian Ochoa
	Title:	Director

[Signature Page to Fourth Supplemental Indenture]

ROWAN US HOLDINGS (GIBRALTAR) LIMITED

By:	/s/ Christian Ochoa
	Name:	Christian Ochoa
	Title:	Director

ROWAN DRILLING SERVICES LIMITED

By:	/s/ Christian Ochoa
	Name:	Christian Ochoa
	Title:	Director

ATWOOD OFFSHORE DRILLING LIMITED

By:	/s/ Colleen Grable
	Name:	Colleen Grable
	Title:	Director

ENSCO (THAILAND) LIMITED

By:	/s/ Abhay M. Shetty
	Name:	Abhay M. Shetty
	Title:	Director

VALARIS UNITED LLC

By:	/s/ David A. Armour
	Name:	David A. Armour
	Title:	President

ALPHA SOUTH PACIFIC HOLDING COMPANY

By:	/s/ Nicolas Jaciuk
	Name:	Nicolas Jaciuk
	Title:	President and Director

[Signature Page to Fourth Supplemental Indenture]

ENSCO MEXICO SERVICES S.DE R.L. DE C.V.

By:	/s/ Christian Ochoa
	Name:	Christian Ochoa
	Title:	President

ROWAN S. DE R.L. DE C.V.

By:	/s/ Darin Gibbins
	Name:	Darin Gibbins
	Title:	Member

VALARIS HOLDCO 1 LIMITED

By:	/s/ Darin Gibbins
	Name:	Darin Gibbins
	Title:	Director

VALARIS HOLDCO 2 LIMITED

By:	/s/ Darin Gibbins
	Name:	Darin Gibbins
	Title:	Director

[Signature Page to Fourth Supplemental Indenture]

EXECUTED and DELIVERED as a deed by	)	/s/ Colleen W. Grable
	)	Director
	)	Name:	Colleen W. Grable
Atwood Offshore Drilling Limited	)
as Guarantor	)
)
acting by two directors	)
	)	/s/ Christian J. Ochoa
	)	Director
	)	Name:	Christian J. Ochoa
)
)
)

[Signature Page to Fourth Supplemental Indenture]